UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2011

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)

2020 S. Central Avenue
Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant’s Telephone Number, Including Area Code)

No Change
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)	Arden Group, Inc. (the Company) held its Annual Meeting of Stockholders (Annual Meeting) on June 8, 2011.

(b)	At the Annual Meeting, the stockholders voted on the following:

1.	The election of two nominees to the Board of Directors with terms expiring in 2014 as follows:

	For	Withheld	Broker Non-Votes
M. Mark Albert	2,615,152	2,532	343,547
Robert A. Davidow	2,617,566	118	343,547

Continuing directors whose terms of office do not expire until 2012 or 2013 are:

Bernard Briskin
John G. Danhakl
Kenneth A. Goldman
Steven Romick

2.
The stockholders voted to ratify the appointment of Moss Adams LLP, an independent registered public accounting firm, to audit the financial statements of the Company and its consolidated subsidiaries for the 2011 fiscal year as follows:

For	Against	Abstain
2,959,072	575	1,584

3.	The stockholders voted in favor of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders as follows:

For	Against	Abstain	Broker Non-Votes
2,665,618	132,922	1,675	161,016

4.	The stockholders voted to recommend that the Company hold a non-binding advisory vote on the compensation of the Company’s named executive officers every three years as follows:

3 years	2 years	1 year	Abstain	Broker Non-Votes
2,385,947	10,251	404,184	1,750	159,099

(d)
A majority of the votes cast by stockholders voted, on an advisory basis, to hold a non-binding advisory vote to approve named executive officer compensation every three years.  In line with this recommendation by our stockholders, the Board of Directors has decided that it will include a non-binding advisory vote on named executive officer compensation in its proxy materials every three years until the next required advisory vote on the frequency of stockholder votes on named executive officer compensation which will occur at our Annual Meeting of Stockholders in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)

Date: June 13, 2011	By:	/s/ BERNARD BRISKIN
	Name:	Bernard Briskin
	Title:	Chairman of the Board, President and Chief Executive Officer